Exhibit 99(C)

Target Corporation

(Millions)

(unaudited)

CREDIT CARD CONTRIBUTION OF CONTINUING OPERATIONS

	Three Months Ended
	May 3, 2003	August 2, 2003	November 1, 2003	January 31, 2004	Year Ended January 31, 2004
Revenues
Finance charges, late fees and other revenues	$246	$250	$255	$264	$1,015
Merchant fees
Intracompany	9	12	12	16	49
Third-party	19	20	20	23	82
Total revenues	274	282	287	303	1,146
Expenses
Bad debt	111	117	122	126	476
Operations and marketing	64	58	58	66	246
Total expenses	175	175	180	192	722

Pre-tax credit card contribution	$99	$107	$107	$111	$424

As a percent of total average receivables (annualized)	8.9%	9.4%	9.2%	9.1%	9.1%

ALLOWANCE FOR DOUBTFUL ACCOUNTS

	Three Months Ended
	May 3, 2003	August 2, 2003	November 1, 2003	January 31, 2004
Allowance at beginning of period	$320	$327	$334	$341
Bad debt provision	111	117	122	126
Net write-offs	(104)	(110)	(115)	(115)
Allowance at end of period	$327	$334	$341	$352

As a percent of period-end receivables	7.3%	7.2%	7.3%	7.1%

SUPPLEMENTAL DATA

	May 3, 2003	August 2, 2003	November 1, 2003	January 31, 2004
Period-end receivables	$4,484	$4,623	$4,634	$4,973

Total past due as a percent of period-end receivables *	4.0%	4.1%	4.4%	4.2%

* Accounts with three or more payments past due.

	Three Months Ended
	May 3, 2003	August 2, 2003	November 1, 2003	January 31, 2004	Year Ended January 31, 2004

Total revenues as a percent of average receivables (annualized):	24.4%	24.8%	24.7%	24.9%	24.6%

Net write-offs as a percent of average receivables (annualized):	9.2%	9.7%	9.9%	9.5%	9.5%

Total average receivables	$4,511	$4,553	$4,640	$4,881	$4,661